Exhibit 99.1

FOR IMMEDIATE RELEASE
April 27, 2015

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9400

AMERICAN CAPITAL AGENCY CORP.
REPORTS $0.46 COMPREHENSIVE INCOME PER COMMON SHARE AND
$25.53 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - April 27, 2015 - American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported comprehensive income for the first quarter of 2015 of $0.46 per common share and net book value of $25.53 per common share. Economic return for the period, defined as dividends per common share and the change in net book value ("NAV") per common share, was 1.7% for the quarter, or 7.1% on an annualized basis.

FIRST QUARTER 2015 FINANCIAL HIGHLIGHTS

•	$0.46 comprehensive income per common share, comprised of:

◦	$(0.73) net loss per common share

◦	$1.19 other comprehensive income ("OCI") per common share

▪	Includes net unrealized gains on investments marked-to-market through OCI

•	$0.70 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization cost

◦
Includes $0.16 per common share of dollar roll income associated with the Company's $7.0 billion average net long position in forward purchases and sales of agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.05) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates

•	$25.53 net book value per common share as of March 31, 2015

◦	Decreased $(0.21) per common share, or -0.8%, from $25.74 per common share as of December 31, 2014

•	$0.66 dividend declared per common share during the quarter

◦	12.4% annualized dividend yield based on March 31, 2015 closing stock price of $21.33 per common share

•	1.7% economic return on common equity for the quarter, or 7.1% annualized

◦	Comprised of $0.66 dividend per common share and $(0.21) decrease in net book value per common share

American Capital Agency Corp.
April 27, 2015

OTHER FIRST QUARTER HIGHLIGHTS

•	$66.2 billion agency MBS investment portfolio as of March 31, 2015

◦	Includes $4.9 billion net long TBA mortgage position as of March 31, 2015

•	6.4x "at risk" leverage as of March 31, 2015

◦	5.8x leverage excluding net long TBA mortgage position as of March 31, 2015

•	8.4% portfolio CPR for the quarter

◦	9.8% average projected portfolio life CPR as of March 31, 2015

•	1.53% annualized net interest rate spread for the quarter, including TBA dollar roll income

◦	1.64% annualized net interest rate spread, including TBA dollar roll income for the quarter and excluding -11 bps of "catch up" premium amortization cost due to change in projected CPR estimates

MANAGEMENT REMARKS
Gary Kain, President and Chief Investment Officer, commented, "Toward the end of last year we made the decision to reduce leverage, reposition our portfolio away from higher coupon generic MBS and reduce our aggregate interest rate exposure. We feel good about this decision given the unprecedented interest rate volatility we experienced during the first quarter of this year. In January, we experienced a 50 basis point decline in the 10 year U.S. Treasury rate, followed by a complete reversal of this move in February and early March, and then yet another decline in the 10 year U.S. Treasury rate of almost 30 basis points by the end of March. Against the backdrop of this challenging interest rate and global economic environment, we are very pleased with our 7.1% annualized economic return for the quarter."
"We believe the opposing forces of global central bank easing, incredibly low European interest rates, the strengthening U.S. Dollar, energy related deflationary pressures and a Federal Reserve that would like to commence the process of normalizing rates will continue to create significant volatility in global financial markets for the foreseeable future," continued Mr. Kain. "In response, we continue to believe that we need to prioritize risk management over incremental returns, at least in the short term."
John Erickson, Chief Financial Officer and Executive Vice President, commented, "Against the backdrop of a very volatile quarter, the lack of meaningful variability in our NAV per common share during the quarter, as evidenced by our monthly NAV disclosures, is a testament to the team’s ability to navigate these volatile markets. We are now operating at our lowest leverage level in over 6 years with more conservative asset and hedge positioning, and while the decision to reduce our monthly dividend from $0.22 to $0.20 per common share is never an easy one, we believe it is the best course of action for our stockholders. Moreover, when expressed as a function of our closing stock price of $21.58 per common share on April 24, 2015, our revised dividend equates to an annualized dividend yield of 11.1%, which we believe is very attractive given the environment we are in."

INVESTMENT PORTFOLIO
As of March 31, 2015, the Company's investment portfolio totaled $66.2 billion of agency MBS and TBA securities, comprised of:

•	$64.0 billion of fixed-rate securities, comprised of:

◦	$25.7 billion ≤ 15-year securities,

◦	$(1.4) billion 15-year net short TBA securities,

American Capital Agency Corp.
April 27, 2015

◦	$1.2 billion 20-year fixed-rate securities,

◦	$32.2 billion 30-year fixed-rate securities and

◦	$6.3 billion 30-year net long TBA securities;

•	$0.6 billion of adjustable-rate securities; and

•	$1.6 billion of collateralized mortgage obligations (“CMOs”), including principal and interest-only strips.

As of March 31, 2015, inclusive of the net TBA position, ≤ 15-year and 30-year fixed rate securities represented 37% and 58% of the Company's investment portfolio, respectively, unchanged from December 31, 2014.

As of March 31, 2015, the Company's fixed-rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.42%, compared to 3.45% as of December 31, 2014, comprised of the following weighted average coupons:

•	3.16% for ≤ 15-year fixed rate securities;

•	3.49% for 20-year fixed-rate securities; and

•	3.59% for 30-year fixed-rate securities.

As of March 31, 2015, the Company's higher coupon holdings largely consisted of lower loan balance and "HARP" specified pools, which offer more favorable prepayment attributes in lower interest rate environments. Lower loan balance specified pools, which are backed by mortgages with original loan balances of less than $150,000, represented approximately 40% of the Company's fixed-rate portfolio, with an average loan balance of $97,000 as of March 31, 2015. HARP specified pools, which are backed by loans originated under the U.S. Government sponsored Home Affordable Refinance Program with original loan-to-values ("LTV") of ≥ 80%, represented approximately 16% of the Company's fixed-rate portfolio, with an average LTV of 117% as of March 31, 2015. In aggregate, lower loan balance and HARP specified pools represented approximately 56% of the Company's fixed rate portfolio, inclusive of the net TBA position, compared to 53% as of December 31, 2014.

The Company accounts for its TBA mortgage portfolio (also referred to as "dollar roll funded assets") as derivative instruments and recognizes dollar roll income in other income (loss), net on the Company's financial statements. As of March 31, 2015, the Company's net TBA position had a total fair value of $4.9 billion, a cost basis of $4.8 billion and a net carrying value of $79 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to a total fair value of $14.8 billion, a cost basis of $14.6 billion and a net carrying value of $192 million as of December 31, 2014, respectively.

CONSTANT PREPAYMENT RATES
The Company's investment portfolio had a CPR of 8.4% for the first quarter, compared to 9.0% for the prior quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of March 31, 2015 was 9.8%, an increase from 9.0% as of December 31, 2014.

The weighted average cost basis of the Company's investment portfolio was 104.6% of par value as of March 31, 2015. Net premium amortization cost on the Company's investment portfolio for

American Capital Agency Corp.
April 27, 2015

the first quarter was $(133) million, or $(0.38) per common share, including "catch-up" premium amortization cost of $(19) million, or $(0.05) per common share, due to changes in the Company's projected CPR estimates, compared to net premium amortization cost for the prior quarter of $(121) million, or $(0.34) per common share, including "catch-up" premium amortization cost of $(25) million, or $(0.07) per common share. The net unamortized premium balance as of March 31, 2015 was $2.6 billion.

The Company amortizes or accretes premiums and discounts associated with purchases of agency securities into interest income using the effective yield method over the estimated life of such securities, incorporating both actual repayments to date and projected repayments over the remaining life of the security. Faster actual or projected repayments can have a meaningful negative impact on the Company's asset yields, while slower actual or projected repayments can have a meaningful positive impact.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its "repo funded assets" (i.e., the Company's investment portfolio excluding the net TBA position) was unchanged for the first quarter at 2.57%, inclusive of "catch-up" premium amortization cost.

The Company's average cost of funds includes the cost of repurchase agreements, other debt and interest rate swaps (including interest rate swaps used to hedge the Company's dollar roll funded assets) relative to the Company's daily weighted average repo and other debt balance outstanding. For the first quarter, the Company's average cost of funds declined to 1.28%, compared to 1.39% for the prior quarter, due primarily to the Company's relative shift from TBA dollar roll funded to repo funded assets. Excluding swap costs related to the Company's TBA dollar roll funded assets, the Company's adjusted cost of funds for its repo funded assets was approximately 1.15% for the first quarter, compared to approximately 1.11% for the prior quarter.

The Company's combined annualized net interest rate spread on its repo and dollar roll funded assets for the quarter was 1.53%, compared to 1.85% for the prior quarter. Excluding "catch-up" premium amortization cost, the Company's combined annualized net interest rate spread on its repo and dollar roll funded assets for the quarter was 1.64%, compared to 2.00% for the prior quarter. The quarterly decline in the Company's combined annualized net interest rate spread was largely due to changes in asset composition and the Company's relative shift from TBA dollar roll to repo funded assets.

On a per share basis, the Company recognized $0.65 per common share of net spread and dollar roll income (a non-GAAP financial measure) for the first quarter, compared to $0.85 for the prior quarter. Excluding "catch-up" premium amortization cost, the Company's net spread and dollar roll income was $0.70 per common share, a decrease from $0.92 per common share for the prior quarter. Net spread and dollar roll income for the first quarter included $0.16 per common share of dollar roll income, compared to $0.47 per common share for the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

American Capital Agency Corp.
April 27, 2015

LEVERAGE
As of March 31, 2015, $54.3 billion of the Company's repurchase agreements were used to fund acquisitions of agency securities ("agency repo"), while the remainder, or $3.8 billion, was used to fund purchases of U.S. Treasury securities and is not included in the Company's leverage measurements. Inclusive of its net TBA position, the Company's "at risk" leverage ratio was 6.4x as of March 31, 2015, compared to 6.9x as of December 31, 2014. The Company's average "at risk" leverage ratio for the quarter was 6.5x, compared to 6.9x for the prior quarter. The Company's leverage ratios exclude equity allocated to investments in REIT equity securities.

As of March 31, 2015, the Company's agency repo agreements had a weighted average interest rate of 0.41%, unchanged from December 31, 2014, while the weighted average remaining days to maturity increased to 164 days as of March 31, 2015 from 143 days as of December 31, 2014.

As of March 31, 2015, the Company's agency repo agreements had remaining maturities consisting of:

•	$24.7 billion of one month or less;

•	$15.1 billion from one to three months;

•	$5.5 billion from three to six months;

•	$2.7 billion from six to nine months;

•	$1.8 billion from nine to twelve months;

•	$0.7 billion from twelve to twenty-four months;

•	$0.9 billion from twenty-four to thirty-six months;

•	$1.2 billion from thirty-six to forty-eight months; and

•	$1.9 billion from forty-eight to sixty months.

HEDGING ACTIVITIES
As of March 31, 2015, 78% of the Company's outstanding balance of repurchase agreements, other debt and net TBA position was hedged through interest rate swaps, swaptions and U.S. Treasury positions, an increase from 76% as of December 31, 2014.

The Company's interest rate swap position as of March 31, 2015 totaled $44.9 billion in notional amount, compared to $43.7 billion as of December 31, 2014. During the quarter, the Company terminated $2.3 billion of longer dated interest rate swaps with an average remaining life of 8.7 years, while the Company entered into new, shorter dated swap agreements totaling $3.5 billion. The new swap agreements had an average maturity of approximately 3.1 years as of March 31, 2015 and a weighted average fixed pay rate of 1.18%.

As of March 31, 2015, the Company's swap position included a total of $10.1 billion of forward starting swaps, with an average forward start date of 0.9 years and an average remaining maturity of 7.3 years, compared to $12.4 billion as of December 31, 2014, with an average forward start date of 1.1 years and an average remaining maturity of 7.9 years.

Excluding forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.64% and an average receive rate of 0.25% as of March 31, 2015, compared to 1.68% and 0.23%, as of December 31, 2014, respectively. Including forward starting swaps, the Company's interest rate swap portfolio had an average fixed pay rate of 1.94% and an average maturity of 5.2

American Capital Agency Corp.
April 27, 2015

years as of March 31, 2015, compared to 2.05% and 5.8 years as of December 31, 2014, respectively.

The Company enters into interest rate swaps with the intention of protecting its net book value and longer term earnings potential against the impact of rising interest rates, whereas the Company generally utilizes interest rate swaptions to mitigate exposure to larger, more rapid changes in interest rates.

During the first quarter, $1.6 billion of payer swaptions from previous quarters expired, resulting in a net realized loss of $(15) million. As of March 31, 2015, the Company had payer swaptions totaling $5.2 billion of notional value outstanding with a market value of $29 million, cost basis of $130 million, an average remaining option term of 0.6 years and an average underlying interest rate swap term of 7.0 years. This compares to $6.8 billion of notional value outstanding as of December 31, 2014 with a market value of $46 million, cost basis of $145 million, an average remaining option term of 0.7 years and an average underlying swap term of 6.2 years.

During the first quarter, $3.5 billion of receiver swaptions from previous quarters were terminated, resulting in net realized gains of $13 million. As of March 31, 2015, the Company had receiver swaptions totaling $0.8 billion of notional value outstanding, with a market value of $21 million, cost basis of $6 million, an average remaining option term of 2 months and an average underlying interest rate swap term of 6.7 years.

The Company also utilizes long and short positions in U.S. Treasury securities and U.S. Treasury futures to mitigate exposure to changes in interest rates. As of March 31, 2015, the Company had a net long position of $0.9 billion (market value) in U.S. Treasury securities and a net short position of $0.9 billion in U.S. Treasury futures, compared to a net short position of $2.9 billion and $0.9 billion, respectively, as of December 31, 2014.

OTHER INCOME (LOSS), NET
For the first quarter, the Company recorded a net loss of $(513) million in other income (loss), net, or $(1.45) per common share, compared to a net loss of $(538) million, or $(1.52) per common share for the prior quarter. Other income (loss), net for the first quarter was comprised of:

•	$36 million of net realized gains on sales of agency securities;

•	$(662) million of net unrealized losses on interest rate swaps and early termination fees (excludes $29 million of unrealized gains recognized in OCI);

•	$(84) million of interest rate swap periodic interest costs;

•	$(50) million of net losses on U.S. Treasury positions;

•	$57 million of TBA dollar roll income;

•	$177 million of net mark-to-market gains on TBA mortgage positions;

•	$2 million of net dividends and gains from mortgage REIT equity securities; and

•	$11 million of net gains on other derivative instruments and securities.

OTHER COMPREHENSIVE INCOME
During the first quarter, the Company recorded other comprehensive income of $420 million, or $1.19 per common share, driven primarily by unrealized gains on the Company's agency securities.

ESTIMATED TAXABLE INCOME
Estimated taxable income for the first quarter was $0.47 per common share, or $1.20 higher than the Company's GAAP net loss per common share.

The primary differences between tax and GAAP net income are (i) unrealized gains and losses associated with interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses and (iii) temporary differences related to the amortization of net premiums paid on investments.

The Company's estimated taxable income for the first quarter excludes $0.33 per common share of estimated net capital gains (including $0.16 per common share of TBA dollar roll income) applied against the Company's prior year net capital loss carryforward.

FIRST QUARTER 2015 DIVIDEND DECLARATIONS
During the first quarter, the Company's Board of Directors declared monthly dividends of $0.22 per share (or a total of $0.66 per share for the quarter, unchanged from the prior quarter) to common stockholders of record as of January 30, 2015, February 27, 2015 and March 31, 2015, which was paid on February 6, 2015, March 6, 2015 and April 10, 2015, respectively, and equates to a 12.4%

American Capital Agency Corp.
April 27, 2015

annualized dividend yield based on the Company's March 31, 2015 closing stock price of $21.33 per common share.

Since its May 2008 initial public offering through the first quarter of 2015, the Company has declared a total of $5.4 billion in common dividends, or $30.88 per common share.

On March 19, 2015, the Company's Board of Directors declared a first quarter dividend on its 8.000% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of $0.50 per share and on its 7.750% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") underlying its outstanding depositary shares of $0.484375 per depositary share. Each depositary share represents a 1/1000th interest in a share of the Series B Preferred Stock. The dividends were paid on April 15, 2015 to preferred stockholders of record as of April 1, 2015.

SECOND QUARTER 2015 COMMON STOCK DIVIDEND DECLARATIONS
On April 13, 2015, the Company's Board of Directors declared a monthly dividend of $0.22 per common share, which will be paid on May 8, 2015 to common stockholders of record as of April 30, 2015.

On April 27, 2015, the Company's Board of Directors declared a monthly dividend of $0.20 per common share, which will be paid on June 5, 2015 to common stockholders of record as of May 29, 2015.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Agency Corp.
April 27, 2015

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(unaudited)		(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $56,836, $51,629, $46,162, $50,057 and $51,850, respectively)	$60,131	$55,482	$50,420	$52,174	$54,960
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	1,221	1,266	1,310	1,377	1,417
U.S. Treasury securities, at fair value (including pledged securities of $4,328, $2,375, $1,214, $1,247 and $196, respectively)	4,328	2,427	1,214	1,247	196
REIT equity securities, at fair value	68	68	66	202	352
Cash and cash equivalents	1,708	1,720	1,708	1,747	1,726
Restricted cash	1,108	713	794	783	269
Derivative assets, at fair value	229	408	462	593	686
Receivable for securities sold (including pledged securities of $721, $79, $694, $441 and $772, respectively)	908	239	905	1,872	799
Receivable under reverse repurchase agreements	3,175	5,218	5,258	6,621	6,685
Other assets	229	225	211	238	228
Total assets	$73,105	$67,766	$62,348	$66,854	$67,318

Liabilities:
Repurchase agreements	$58,112	$50,296	$45,327	$48,714	$49,729
Debt of consolidated variable interest entities, at fair value	725	761	796	844	874
Payable for securities purchased	50	843	1,150	558	324
Derivative liabilities, at fair value	1,352	890	510	583	417
Dividends payable	85	85	236	235	232
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	3,363	5,363	4,742	6,094	6,658
Accounts payable and other accrued liabilities	62	100	230	215	270
Total liabilities	63,749	58,338	52,991	57,243	58,504

Stockholders' equity:
Preferred stock - aggregate liquidation preference of $348, $348, $348, $348 and $173, respectively	336	336	336	336	167
Common stock - $0.01 par value; 600.0 shares authorized;
352.8 shares issued and outstanding	4	4	4	4	4
Additional paid-in capital	10,332	10,332	10,332	10,332	10,332
Retained deficit	(2,166)	(1,674)	(1,112)	(1,073)	(870)
Accumulated other comprehensive income (loss)	850	430	(203)	12	(819)
Total stockholders' equity	9,356	9,428	9,357	9,611	8,814
Total liabilities and stockholders' equity	$73,105	$67,766	$62,348	$66,854	$67,318

Net book value per common share	$25.53	$25.74	$25.54	$26.26	$24.49

American Capital Agency Corp.
April 27, 2015

AMERICAN CAPITAL AGENCY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Interest income:
Interest income	$383	$331	$357	$385	$399
Interest expense [1]	86	81	88	95	108
Net interest income	297	250	269	290	291

Other loss, net:
Gain (loss) on sale of agency securities, net	36	34	14	22	(19)
Loss on derivative instruments and other securities, net [1]	(549)	(572)	(51)	(244)	(378)
Total other loss, net	(513)	(538)	(37)	(222)	(397)
Expenses:
Management fees	30	30	30	30	29
General and administrative expenses	6	5	5	6	6
Total expenses	36	35	35	36	35
Net (loss) income	(252)	(323)	197	32	(141)
Dividend on preferred stock	7	7	7	5	3
Net (loss) income (attributable) available to common stockholders	$(259)	$(330)	$190	$27	$(144)

Net (loss) income	$(252)	$(323)	$197	$32	$(141)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities, net	391	599	(253)	790	521
Unrealized gain on derivative instruments, net [1]	29	35	38	40	43
Other comprehensive income (loss)	420	634	(215)	830	564
Comprehensive income (loss)	168	311	(18)	862	423
Dividend on preferred stock	7	7	7	5	3
Comprehensive income (loss) available (attributable) to common stockholders	$161	$304	$(25)	$857	$420

Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	352.8	352.8	354.8
Net (loss) income per common share - basic and diluted	$(0.73)	$(0.94)	$0.54	$0.08	$(0.41)
Comprehensive income (loss) per common share - basic and diluted	$0.46	$0.86	$(0.07)	$2.43	$1.18
Dividends declared per common share	$0.66	$0.66	$0.65	$0.65	$0.65

American Capital Agency Corp.
April 27, 2015

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Interest income	$383	$331	$357	$385	$399
Interest expense:
Repurchase agreements and other debt	57	46	50	55	65
Interest rate swap periodic costs [1]	29	35	38	40	43
Total interest expense	86	81	88	95	108
Net interest income	297	250	269	290	291
Other interest rate swap periodic costs [3]	(84)	(78)	(82)	(87)	(83)
Dividend on REIT equity securities [4]	2	2	2	6	10
TBA dollar roll income [16]	57	167	152	138	48
Adjusted net interest and dollar roll income	272	341	341	347	266
Operating expenses	36	35	35	36	35
Net spread and dollar roll income	236	306	306	311	231
Dividend on preferred stock	7	7	7	5	3
Net spread and dollar roll income available to common stockholders	229	299	299	306	228
Estimated "catch-up" premium amortization cost due to change in CPR forecast	19	25	3	—	25
Net spread and dollar roll income, excluding "catch-up" premium amortization, available to common stockholders	$248	$324	$302	$306	$253

Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	352.8	352.8	354.8
Net spread and dollar roll income per common share - basic and diluted	$0.65	$0.85	$0.85	$0.87	$0.64
Net spread and dollar roll income, excluding "catch-up" premium amortization, per common share - basic and diluted	$0.70	$0.92	$0.86	$0.87	$0.71

American Capital Agency Corp.
April 27, 2015

AMERICAN CAPITAL AGENCY CORP.
RECONCILIATION OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net (loss) income	$(252)	$(323)	$197	$32	$(141)
Book to tax differences:
Premium amortization, net	26	15	(7)	(5)	31
Realized loss/gain, net	(113)	318	136	5	36
Capital loss carryforward [5]	(115)	(364)	(246)	(310)	(102)
Unrealized loss, net	627	449	12	384	346
Other	—	—	—	(1)	—
Total book to tax differences	425	418	(105)	73	311
Estimated REIT taxable income	173	95	92	105	170
Dividend on preferred stock	7	7	7	5	3
Estimated REIT taxable income, net of preferred stock dividend	$166	$88	$85	$100	$167
Weighted average number of common shares outstanding - basic and diluted	352.8	352.8	352.8	352.8	354.8
Estimated REIT taxable income per common share - basic and diluted	$0.47	$0.25	$0.24	$0.28	$0.47

Beginning cumulative non-deductible capital losses	$763	$1,127	$1,373	$1,683	$1,785
Capital loss carryforward	(115)	(364)	(246)	(310)	(102)
Ending cumulative non-deductible capital losses	$648	$763	$1,127	$1,373	$1,683
Ending cumulative non-deductible capital losses per common share	$1.84	$2.16	$3.19	$3.89	$4.77

American Capital Agency Corp.
April 27, 2015

AMERICAN CAPITAL AGENCY CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Fixed-rate agency securities, at fair value - as of period end [19]	$59,140	$54,473	$49,170	$50,871	$53,461
Adjustable-rate agency securities, at fair value - as of period end	$642	$678	$922	$988	$1,195
CMO agency securities, at fair value - as of period end	$1,173	$1,195	$1,224	$1,268	$1,289
Interest-only strips agency securities, at fair value - as of period end	$198	$203	$217	$219	$230
Principal-only strips agency securities, at fair value - as of period end	$199	$199	$197	$205	$202
Total agency securities, at fair value - as of period end [19]	$61,352	$56,748	$51,730	$53,551	$56,377
Total agency securities, at cost - as of period end [19]	$60,349	$56,148	$51,730	$53,301	$56,928
Total agency securities, at par - as of period end [6,19]	$57,710	$53,666	$49,475	$50,887	$54,336
Average agency securities, at cost [19]	$59,479	$51,592	$52,767	$56,923	$62,920
Average agency securities, at par [6,19]	$56,874	$49,347	$50,498	$54,365	$60,103
Net TBA portfolio - as of period end, at fair value	$4,894	$14,768	$17,748	$18,384	$14,102
Net TBA portfolio - as of period end, at cost	$4,815	$14,576	$17,769	$18,184	$14,127
Net TBA portfolio - as of period end, carrying value	$79	$192	$(21)	$200	$(25)
Average net TBA portfolio, at cost	$6,957	$18,492	$15,680	$13,963	$4,534
Average repurchase agreements and other debt	$53,963	$45,554	$46,694	$50,448	$57,544
Average stockholders' equity [7]	$9,401	$9,408	$9,455	$9,315	$8,975
Net book value per common share as of period end [8]	$25.53	$25.74	$25.54	$26.26	$24.49
Leverage - average during the period [9,19]	5.8:1	4.9:1	5.0:1	5.6:1	6.7:1
Leverage - average during the period, including net TBA position [10]	6.5:1	6.9:1	6.7:1	7.1:1	7.2:1
Leverage - as of period end [11,19]	5.8:1	5.3:1	4.8:1	5.0:1	5.9:1
Leverage - as of period end, including net TBA position [12]	6.4:1	6.9:1	6.7:1	6.9:1	7.6:1

Key Performance Statistics:
Average coupon [13,19]	3.63%	3.66%	3.63%	3.63%	3.60%
Average asset yield [14,19]	2.57%	2.57%	2.71%	2.71%	2.54%
Average cost of funds [15,19]	(1.28)%	(1.39)%	(1.44)%	(1.45)%	(1.35)%
Average net interest rate spread [19]	1.29%	1.18%	1.27%	1.26%	1.19%
Average net interest rate spread, including TBA dollar roll income/loss [16]	1.53%	1.85%	1.90%	1.84%	1.43%
Average coupon - as of period end [19]	3.58%	3.65%	3.65%	3.63%	3.65%
Average asset yield - as of period end [19]	2.64%	2.74%	2.78%	2.70%	2.72%
Average cost of funds - as of period end [17,19]	(1.34)%	(1.40)%	(1.42)%	(1.53)%	(1.45)%
Average net interest rate spread - as of period end [19]	1.30%	1.34%	1.36%	1.17%	1.27%
Average actual CPR for securities held during the period [19]	8%	9%	10%	9%	7%
Average forecasted CPR - as of period end [19]	10%	9%	8%	8%	8%
Total premium amortization, net	$(133)	$(121)	$(101)	$(109)	$(142)
Expenses % of average total assets - annualized	0.20%	0.22%	0.22%	0.21%	0.19%
Expenses % of average stockholders' equity - annualized	1.55%	1.48%	1.47%	1.55%	1.58%
Net comprehensive income (loss) return on average common equity - annualized	7.2%	13.3%	(1.1)%	38.0%	19.4%
Dividends declared per common share	$0.66	$0.66	$0.65	$0.65	$0.65
Economic return (loss) on common equity - annualized [18]	7.1%	13.4%	(1.1)%	39.6%	20.5%

American Capital Agency Corp.
April 27, 2015

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.
** Numbers may not total due to rounding.

1.
The Company voluntarily discontinued hedge accounting under GAAP for interest rate swaps as of September 30, 2011. The accumulated other comprehensive loss on the Company's de-designated interest rate swaps as of September 30, 2011 is being amortized on a straight-line basis over the remaining swap terms into interest expense. All other periodic interest costs, termination fees and mark-to-market adjustments associated with interest rate swaps are reported in other income (loss), net pursuant to GAAP.

2.	Table includes non-GAAP financial measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

3.
Other interest rate swap periodic costs represent periodic interest costs on the Company's interest rate swap portfolio in excess of amounts reclassified from accumulated OCI into interest expense (see footnote 1 for additional information). Other interest rate swap periodic costs do not include termination fees or mark-to-market adjustments associated with interest rate swaps.

4.	Dividend on REIT equity securities is reported in gain (loss) on derivative instruments and other securities, net.

5.	Capital losses in excess of capital gains are not deductible from the Company's ordinary taxable income, but may be carried forward for up to five years and applied against future net capital gains.

6.	Agency securities at par value exclude the underlying unamortized principal balance ("UPB") of the Company's interest-only securities. Excludes TBAs.

7.	Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.

8.	Net book value per common share calculated as total stockholders' equity, less the preferred stock liquidation preference, divided by the number of common shares outstanding as of period end.

9.
Leverage during the period was calculated by dividing the daily weighted average agency repurchase agreements and other debt outstanding for the period by the sum of average stockholders' equity less the average investment in REIT equity securities for the period. Leverage excludes U.S. Treasury repurchase agreements.

10.
Leverage during the period, including net TBA position, includes the components of "leverage - average during the period," plus the Company's daily weighted average net TBA dollar roll position (at cost) during the period.

11.
Leverage at period end was calculated by dividing the sum of the amount outstanding under agency repurchase agreements, net receivable / payable for unsettled agency securities and other debt by the sum of total stockholders' equity less the fair value of investments in REIT equity securities at period end. Leverage excludes U.S. Treasury repurchase agreements.

12.	Leverage at period end, including net TBA position, includes the components of "leverage - as of period end," plus the Company's net TBA dollar roll position (at cost) as of period end.

13.	Average coupon for the period was calculated by dividing the total coupon (or cash) interest income on agency securities by average agency securities held at par.

14.
Average asset yield for the period was calculated by dividing the total interest income on agency securities (coupon interest less amortization of net premiums and discounts) by the average amortized cost of agency securities held.

15.
Cost of funds includes agency repurchase agreements, other debt and current pay interest rate swaps, but excludes swap termination fees, forward starting swaps and costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions. Average cost of funds for the period was calculated by dividing the total cost of funds by the average agency repurchase agreements and other debt outstanding for the period. Cost of funds excludes U.S. Treasury repurchase agreements.

16.
Estimated TBA dollar roll income/loss is net of TBAs used for hedging purposes. Dollar roll income/loss excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

17.
Cost of funds as of period end includes agency repurchase agreements and other debt outstanding, plus the impact of interest rate swaps in effect as of each period end and forward starting swaps becoming effective, net of swaps expiring, within three months of each period end, but excludes costs associated with other supplemental hedges such as swaptions and short U.S. Treasury or TBA positions.

18.
Economic return (loss) on common equity represents the sum of the change in net asset value per common share and dividends declared on common stock during the period over the beginning net asset value per common share.

19.	Excludes net TBA mortgage position.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 28, 2015 at 11:00 am ET. Interested persons who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the American Capital Agency stockholder call.

American Capital Agency Corp.
April 27, 2015

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2015 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on April 28, 2015. In addition, there will be a phone recording available one hour after the live call on April 28, 2015 through May 12, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10063169.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AMERICAN CAPITAL AGENCY CORP.
American Capital Agency Corp. is a real estate investment trust (“REIT”) that invests in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored enterprise. The Company is externally managed and advised by American Capital AGNC Management, LLC, an affiliate of American Capital, Ltd. For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL, LTD.
American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $22 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $86 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website,

American Capital Agency Corp.
April 27, 2015

www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “adjusted net interest expense” (defined as interest expense plus the periodic interest rate costs of the Company's interest rate swaps reported in gain (loss) on derivatives and other securities, net in its consolidated statements of comprehensive income), “net spread and dollar roll income” (defined as interest income, TBA dollar roll income and dividends from REIT equity securities, net of adjusted net interest expense and operating expenses) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and "net interest rate spread.”

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes it gives users greater transparency into the information used by the Company's management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) in the case of adjusted net interest expense, the economic costs of financing the Company's investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in its borrowing costs, (ii) in the case of net spread and dollar roll income, the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio and operations, and (iii) in the case of estimated taxable income, information that is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status. However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.